Towerstream Reports Third Quarter 2011 Results

MIDDLETOWN, R.I., November 14, 2011 – Towerstream Corporation (NASDAQ: TWER), a leading 4G service provider and Wi-Fi network operator, announced results for the third quarter ended September 30, 2011.

Third Quarter Operating Highlights

•	Signed the first Wi-Fi agreement with Boingo Wireless, Inc. giving Towerstream an anchor tenant for our Wi-Fi networks
•	Entered into a definitive agreement with Color Broadband Communications Inc. to acquire certain business assets in the Los Angeles area
•	Towerstream to launch Smart-Fi Wi-Fi service by end of Q4 2011
•	Revenues increased 3% to $6.8 million during the third quarter 2011 compared to the second quarter 2011 and increased 33% compared to the third quarter 2010
•
Adjusted EBITDA profitability, excluding non-recurring expenses and costs associated with the Wi-Fi network investment, remained stable at  $1.1 million for both the second  and third quarters 2011 and increased compared to $0.4 million for the third quarter 2010

•	Customer churn improved to 1.27% compared to 1.56% for the second quarter 2011 and 1.60% for the third quarter 2010
•	ARPU for the new customers increased to $625 compared to $607 for the second quarter 2011 and $543 for the third quarter 2010

Management Comments

"We are excited to get our first Wi-Fi customer this quarter as the investment in our Wi-Fi network begins to bear fruit," noted Jeff Thompson, Chief Executive Officer.  "With a solid, high margin core business, an active acquisition program and the launch of our Wi-Fi network, Towerstream is well positioned for continued growth."

“We are pleased to announce our fourth acquisition in 18 months and our largest transaction to date,” stated Joseph Hernon, Chief Financial Officer.  “The Los Angeles area will become the largest market for our core Internet access service once the Color Broadband acquisition closes.”

Selected Financial Data and Key Operating Metrics
(All dollars are in thousands except ARPU)

	(Unaudited)
	Three months ended
	9/30/2011	6/30/2011	9/30/2010
Selected Financial Data
Revenues	$6,776	$6,581	$5,080
Gross margin	67%	72%	75%
Adjusted gross margin excluding Wi-Fi network expenses	73%	74%	75%
Depreciation and amortization	2,299	2,213	1,557
Core operating expenses (1)(2)	4,875	4,379	3,681
Operating loss (1)	(2,629)	(1,857)	(1,409)
Gain on business acquisition	-	564	-
Net loss (1)	(2,620)	(1,294)	(1,387)
Adjusted EBITDA (2)	96	536	382
Non-recurring expenses	112	135	32
Wi-Fi network expenses	880	404	-
Adjusted EBITDA excluding non-recurring and Wi-Fi network expenses(2)	1,088	1,075	414
Capital expenditures
Wireless broadband	$2,627	$2,077	$1,051
Wi-Fi network	1,663	1,827	-

Key Operating Metrics
Churn rate (2)	1.27%	1.56%	1.60%
ARPU (2)	$709	$703	$669
ARPU of new customers (2)	625	607	543
(1) Includes stock-based compensation of $415, $141 and $220, respectively.
(2) See Non-GAAP Measures below for a definition and reconciliation of Adjusted EBITDA, and definitions of Core Operating Expenses, Churn, ARPU and ARPU of new customers.

Operating Outlook and Guidance

•	Revenues for the fourth quarter 2011 are expected to range between $7.0 million to $7.1 million.

•	Adjusted EBITDA profitability is expected to range between $1.0 million to $1.2 million.

Non-GAAP Measures

The terms “Adjusted EBITDA,” “Churn,” “Churn rate,” ”ARPU,” and “Market Cash Flow” are measurements used by Towerstream to monitor business performance and are not recognized measures under generally accepted accounting principles (“GAAP”).  Accordingly, investors are cautioned in using or relying upon these measures as alternatives to recognized GAAP measures.  Our methods of calculating these measures may differ from other issuers and, accordingly, may not be comparable to similar measures presented by other issuers.

We focus on Adjusted EBITDA as a principal indicator of the operating performance of our business.  EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization.  We define Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, other non-operating income or expenses as well as gain or loss on (i) disposal of property and equipment, (ii) nonmonetary transactions, and (iii) business acquisitions.  Adjusted Market EBITDA also excludes corporate overhead expenses and other centralized costs.  We believe that Adjusted Market EBITDA trends are insightful indicators of our markets’ relative performance, and whether our markets are able to produce sufficient market cash flow to fund working capital and capital expenditure needs.

The term “Core Operating Expenses” includes customer support services, sales and marketing, and general and administrative expenses, and excludes cost of revenues, depreciation and amortization.

The terms “Churn” and “Churn rate” refer to the percent of revenue lost on a monthly basis from customers disconnecting from our network or reducing the amount of their bandwidth.  The term “ARPU” refers to the monthly average revenue per user, or customer, being generated from those customers under contract at the end of each indicated period.  We calculate ARPU by dividing our monthly recurring revenue (“MRR”) at the end of a period by the number of customers generating that MRR.  ARPU of new customers is calculated in the same manner but only includes new customers who entered into contracts during the indicated period. Market Cash Flow represents the amount of cash generated in a market after deducting a market’s direct operating expenses from that market’s revenues.  Market Cash Flow does not include (i) centralized costs which support all markets collectively or (ii) any network related capital expenditures incurred in a market.

The Non-GAAP measure, Adjusted EBITDA, excluding non-recurring expenses and Wi-Fi network expenses, has been reconciled to Net loss as follows:

(All dollars are in thousands)

	Three months ended
	9/30/2011	6/30/2011	9/30/2010
Reconciliation of Non-GAAP to GAAP:
Adjusted EBITDA, excluding non-recurring expenses and Wi-Fi network expenses	$1,088	$1,075	$414
Depreciation and amortization	(2,299)	(2,213)	(1,557)
Non-recurring expenses, primarily acquisition-related	(112)	(135)	(32)
Wi-Fi network expenses	(880)	(404)	-
Stock-based compensation	(415)	(141)	(220)
Loss on property and equipment	(1)	(30)	(14)
Loss on nonmonetary transactions	(10)	(9)	-
Interest expense	(9)	(2)	-
Gain on business acquisition	-	564	-
Other income (expense), net	(4)	(3)	21
Interest income	22	4	1
Net loss	$(2,620)	$(1,294)	$(1,387)

Summary Condensed Consolidated Financial Statements
(All dollars are in thousands except per share amounts)

Statement of Operations	(Unaudited)		(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Revenues	$6,776	$5,080	$19,310	$14,193

Operating Expenses
Cost of revenues (exclusive of depreciation)	2,231	1,251	5,583	3,533
Depreciation and amortization	2,299	1,557	6,487	4,112
Customer support services	870	637	2,374	1,887
Sales and marketing	1,348	1,286	4,069	3,833
General and administrative	2,657	1,758	6,797	5,474
Total Operating Expenses	9,405	6,489	25,310	18,839
Operating Loss	(2,629)	(1,409)	(6,000)	(4,646)
Other Income (Expense)
Gain on business acquisition	-	-	564	356
Interest income	22	1	32	2
Interest expense	(9)	-	(14)	-
Other income (expense), net	(4)	21	(9)	63
Total Other Income (Expense)	9	22	573	421
Net Loss	$(2,620)	$(1,387)	$(5,427)	$(4,225)

Net loss per common share	$(0.05)	$(0.04)	$(0.12)	$(0.12)
Weighted average common shares outstanding – basic and diluted	51,599	35,005	45,517	34,864

Analysis of Third Quarter Results of Operations

Revenues for the third quarter 2011 increased 3% from the second quarter 2011 and increased 33% compared to the third quarter 2010. The year-over-year increase was driven by a 24% growth in our customer base from approximately 2,600 customers at the end of the third quarter 2010 to approximately 3,200 at the end of the third quarter 2011.

ARPU of new customers increased 3% in the third quarter 2011 compared to the second quarter 2011 and increased 15% compared to the third quarter 2010. New higher ARPU point-to-point customers continued to increase in the third quarter 2011. ARPU of all customers in the third quarter 2011 increased 1% compared to the second quarter 2011 and increased 6% compared to the third quarter 2010.

Customer churn improved to 1.27% compared to 1.56% for the second quarter 2011 and 1.60% for the third quarter 2010. Our churn rate is below our targeted range of 1.4% to 1.7% and industry averages.

Depreciation expense increased 15% in the third quarter 2011 compared to the second quarter 2011 and increased 39% compared to the third quarter 2010. The base of depreciable assets was 10% higher at the end of the third quarter 2011 as compared to the second quarter 2011 and 46% higher compared to the third quarter of 2010. The increased depreciable base reflects continued growth in the core business as well as spending on the Wi-Fi network.

Amortization expense decreased 19% in the third quarter 2011 compared to the second quarter 2011 and increased 81% compared to the third quarter 2010.  The year-over-year increase relates to customer based intangible assets recorded in connection with the acquisitions of Pipeline Wireless in the fourth quarter 2010 and One Velocity in the second quarter 2011. The customer based intangible assets recorded in connection with the acquisition of Sparkplug Chicago were fully amortized as of June 30, 2011.

Customer support expenses increased 19% in the third quarter 2011 compared to the second quarter 2011 and increased 37% compared to the third quarter 2010. The year-over-year increase reflects staffing additions and other costs incurred to support a customer base which increased 24% over the one year period.

Sales and marketing expenses decreased 2% in the third quarter 2011 compared to the second quarter 2011 and increased 5% compared to the third quarter 2010. The increase related to higher commissions earned.

General and administrative expenses increased 17% in the third quarter 2011 compared to the second quarter 2011 and increased 51% compared to the third quarter 2010. Costs associated with the Wi-Fi network totaled approximately $309,000 in the third quarter 2011 compared to approximately $231,000 in the second quarter 2011 and zero in the third quarter 2010. The year-over-year increase reflects higher professional fees and employee stock-based compensation.

Capital expenditures totaled $4.3 million for the third quarter 2011 as compared to $3.9 million for the second quarter 2011 and $1.1 million for the third quarter 2010. The Company spent $1.7 million in the third quarter 2011 related to the construction of a Wi-Fi network, primarily in New York City, and  $1.8 million in the second quarter 2011 and zero in the third quarter 2010.

Balance Sheet
	(Unaudited) September 30, 2011	(Audited) December 31, 2010
Assets
Current Assets
Cash and cash equivalents	$51,587	$23,173
Other	847	856
Total Current Assets	52,434	24,029

Property and equipment, net	23,414	15,266

Other assets	6,426	5,295

Total Assets	82,274	44,590

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	3,339	2,506
Deferred revenues and other	1,781	1,339
Total Current Liabilities	5,120	3,845

Long-Term Liabilities	605	724
Total Liabilities	5,725	4,569

Stockholders’ Equity
Common stock	53	42
Additional paid-in-capital	117,277	75,333
Accumulated deficit	(40,781)	(35,354)
Total Stockholders’ Equity	76,549	40,021
Total Liabilities and Stockholders’ Equity	$82,274	$44,590

Statement of Cash Flows (Unaudited)	Nine months ended September 30,
	2011	2010
Cash Flows From Operating Activities
Net loss	$(5,427)	$(4,225)
Non-cash adjustments:
Depreciation & amortization	6,487	4,112
Stock-based compensation	661	678
Gain on business acquisition	(564)	(356)
Other	202	94
Changes in operating assets and liabilities	18	(563)
Net Cash Provided By (Used In) Operating Activities	1,377	(260)

Cash Flows From Investing Activities
Acquisitions of property and equipment	(10,359)	(4,203)
Acquisition of businesses	(1,600)	(1,170)
Other	(51)	(3)
Net Cash Used In Investing Activities	(12,010)	(5,376)

Cash Flows From Financing Activities
Payments on capital leases	(97)	-
Proceeds from stock issuances	309	-
Net proceeds from sale of common stock	38,835	-
Net Cash Provided By Financing Activities	39,047	-

Net Decrease In Cash and Cash Equivalents	28,414	(5,636)
Cash and Cash Equivalents – Beginning	23,173	14,041
Cash and Cash Equivalents – Ending	$51,587	$8,405

Market data for the three months ended September 30, 2011
(All dollars are in thousands)
Market	Revenues	Cost of Revenues(1)	Gross Margin(1)		Operating Costs	Adjusted Market EBITDA
Boston	$1,695	$390	$1,305	77%	$224	$1,081
New York	1,533	708	825	54%	341	484
Los Angeles	1,087	223	864	79%	263	601
Chicago	870	266	604	69%	151	453
San Francisco	370	67	303	82%	92	211
Las Vegas-Reno	409	180	229	56%	44	185
Miami	365	81	284	78%	100	184
Providence-Newport	120	51	69	58%	24	45
Seattle	125	55	70	56%	27	43
Dallas-Fort Worth	166	85	81	49%	80	1
Nashville	13	1	12	92%	11	1
Philadelphia	23	15	8	35%	28	(20)
Total	$6,776	$2,122	$4,654	69%	$1,385	$3,269

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

Adjusted market EBITDA	$3,269
Centralized costs (1)	(942)
Corporate expenses	(2,242)
Depreciation and amortization	(2,299)
Stock-based compensation	(415)
Other income (expense)	9
Net loss	$(2,620)

Market data for the three months ended September 30, 2010
(All dollars are in thousands)
Market	Revenues	Cost of Revenues(1)	Gross Margin(1)		Operating Costs	Adjusted Market EBITDA
New York	$1,436	$281	$1,155	80%	$271	$884
Boston	1,130	174	956	85%	167	789
Los Angeles	840	158	682	81%	294	388
Chicago	749	227	522	70%	181	341
San Francisco	285	61	224	79%	92	132
Miami	243	84	159	65%	81	78
Providence-Newport	121	39	82	68%	23	59
Seattle	125	54	71	57%	32	39
Nashville	18	8	10	56%	4	6
Dallas-Fort Worth	128	87	41	32%	59	(18)
Philadelphia	5	13	(8)	0%	40	(48)
Total	$5,080	$1,186	$3,894	77%	$1,244	$2,650

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

Adjusted market EBITDA	$2,650
Centralized costs (1)	(744)
Corporate expenses	(1,538)
Depreciation and amortization	(1,557)
Stock-based compensation	(220)
Other income (expense)	22
Net loss	$(1,387)

Market data for the nine months ended September 30, 2011
(All dollars are in thousands)

Market	Revenues	Cost of Revenues(1)	Gross Margin(1)		Operating Costs	Adjusted Market EBITDA
Boston	$5,054	$1,183	$3,871	77%	$722	$3,149
New York	4,484	1,512	2,972	66%	997	1,975
Los Angeles	3,085	589	2,496	81%	799	1,697
Chicago	2,604	788	1,816	70%	499	1,317
San Francisco	1,105	199	906	82%	283	623
Miami	1,008	229	779	77%	295	484
Las Vegas-Reno	598	257	341	57%	52	289
Seattle	400	163	237	59%	90	147
Providence-Newport	351	134	217	62%	75	142
Dallas-Fort Worth	490	245	245	50%	215	30
Nashville	44	21	23	52%	34	(11)
Philadelphia	87	46	41	47%	84	(43)
Total	$19,310	$5,366	$13,944	72%	$4,145	$9,799

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

Adjusted market EBITDA	$9,799
Centralized costs (1)	(2,516)
Corporate expenses	(6,135)
Depreciation and amortization	(6,487)
Stock-based compensation	(661)
Other income (expense)	573
Net loss	$(5,427)

Market data for the nine months ended September 30, 2010
(All dollars are in thousands)
Market	Revenues	Cost of Revenues(1)	Gross Margin(1)		Operating Costs	Adjusted Market EBITDA
New York	$4,289	$838	$3,451	80%	$914	$2,537
Boston	3,266	520	2,746	84%	505	2,241
Los Angeles	2,269	428	1,841	81%	841	1,000
Chicago	1,691	542	1,149	68%	431	718
San Francisco	830	178	652	79%	239	413
Miami	697	238	459	66%	257	202
Providence-Newport	374	122	252	67%	85	167
Seattle	378	164	214	57%	94	120
Nashville	40	22	18	45%	12	6
Dallas-Fort Worth	352	252	100	28%	174	(74)
Philadelphia	7	41	(34)	0%	146	(180)
Total	$14,193	$3,345	$10,848	76%	$3,698	$7,150

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

Adjusted market EBITDA	$7,150
Centralized costs (1)	(2,210)
Corporate expenses	(4,796)
Depreciation and amortization	(4,112)
Stock-based compensation	(678)
Other income (expense)	421
Net loss	$(4,225)

(1)
Certain expenses are reported as Cost of Revenues for financial statement purposes but are included in Centralized costs in the Market Data table because they are not specific to any market.  These costs totaled $109 and $65 respectively for the three months ended September 30, 2011 and 2010 and $218 and $188 for nine months ended September 30, 2011 and 2010.

Conference Call and Webcast

A conference call led by President and Chief Executive Officer, Jeff Thompson, and Chief Financial Officer, Joseph Hernon, will be held on November 14, 2011 at 5:00 p.m. ET to review our financial results and provide an update on current business developments.

Interested parties may participate in the conference by dialing 877-755-7423 or 678-894-3069 (for international callers). A telephonic replay of the conference may be accessed approximately two hours after the call through November 21, 2011 at 11:59 p.m. ET by dialing 855-859-2056 or 404-537-3406 (for international callers) using pass code 23554995.

The call will also be webcast and can be accessed in a listen-only mode on the Company’s website at http://ir.towerstream.com/eventdetail.cfm?eventid=104887 .

About Towerstream Corporation

Towerstream is a leading 4G service provider in the U.S., delivering high-speed wireless Internet access to businesses. Founded in 2000, the Company has established networks in over 12 markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Nashville, Las Vegas-Reno and the greater Providence area where the Company is based. In 2011, Towerstream launched its Manhattan Wi-Fi network geared towards mobile operators, retail/daily deal providers and Wi-Fi operators. For more information, visit our website at www.towerstream.com or follow us on Twitter @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570.

Towerstream’s wireless broadband solution network delivers high-speed Internet access supporting VoIP, bandwidth on demand, wireless redundancy, VPNs, disaster recovery, bundled data, and video services, and can be delivered in days.  Unlike cable Internet and DSL, Towerstream connections are symmetrical, which means that the upload and download speeds are identical.  This creates a more stable connection, suitable for VoIP and web hosting, as well as many other business applications. Companies utilizing multiple appliances simultaneously, such as streaming video and VoIP, can prioritize their bandwidth to secure mission-critical activities.  All of Towerstream’s products are backed by its Service Level Agreement (SLA) and have the ability to be up and running within a week.

Safe Harbor

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand a Wi-Fi network in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:
Terry McGovern
Vision Advisors
415-902-3001
mcgovern@visionadvisors.net

MEDIA CONTACT:
Todd Barrish
Indicate Media
646-396-6038
todd@indicatemedia.com